Exhibit 10.33

FIFTH AMENDMENT TO LEASE AGREEMENT

PLEASE NOTE: CERTAIN INFORMATION INDICATED WITH [***] IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (“this Fifth Amendment”) is dated as of February 2, 2023 (“Fifth Amendment Effective Date”), by and between ARE-708 QUINCE ORCHARD, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California 91101 (“Landlord”), and ADAPTIVE PHAGE THERAPEUTICS, INC., a Delaware corporation, having an address at Suite 150, 708 Quince Orchard Road, Gaithersburg, Maryland 20878 (“Tenant”)

RECITALS

A   Landlord and Tenant have entered into that certain Lease Agreement (“Original Lease”)dated as of August 9, 2019, as amended by that certain letter agreement dated August 7, 2019, that certain letter agreement dated October 28, 2020, that certain First Amendment to Lease Agreement dated as of October 28, 2020 (“First Amendment”), that certain Second Amendment to Lease Agreement dated July 8, 2021 (“Second Amendment”), that certain Third Amendment to Lease Agreement dated July 15, 2021 (“Third Amendment”), and that certain Fourth Amendment to Lease Agreement (“Fourth Amendment”, together with the Original Lease, the letter agreements, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, the “Lease”), wherein Landlord leased to Tenant certain premises containing approximately 44,080 rentable square feet (“Existing Premises”) located at Suite 150, 708 Quince Orchard Road, Gaithersburg, Maryland 20878, as more particularly described in the Lease

B   Landlord and Tenant desire to amend the Lease, among other things, to provide for Tenant’s reimbursement to Landlord of the Additional Costs (as defined below), all on the terms and conditions set forth in this Fifth Amendment

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows

1  Definitions; Recitals Terms used in this Fifth Amendment but not otherwise defined shall have the meanings set forth in the Lease The Recitals form an integral part of this Fifth Amendment and are hereby incorporated by reference

2  Payment of Additional Costs Tenant owes Landlord an amount equal to $[***], which amount is summarized on Exhibit A attached hereto, consisting of the following (a) amounts due for the period January 2020 through December 2022 with respect to the Additional Tenant Improvement Allowance under the Original Lease used by Tenant but not yet paid to Landlord, (b) amounts due for the period July 2022 through December 2022 with respect to the Additional First Floor Expansion Premises Tenant Improvement Allowance under the Second Amendment used by Tenant but not yet paid to Landlord, and (c) the cost incurred by Landlord In 2020 to replace the cooling tower serving the Premises for which Tenant has not yet reimbursed Landlord (collectively, the “Additional Costs”) Tenant shall pay the Additional Costs to Landlord, as Additional Rent, over a period of [***] months in equal monthly installments of $[***] each, beginning on [***], and ending [***] The monthly installments of Additional Costs shall be due at the same time that monthly installments of Base Rent are due and payable under the Lease The Additional Costs shall not be adjusted by the Rent Adjustment Percentage under Section 4 of the Lease

Copyright © 2012 Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED

3   Miscellaneous

a   Entire Agreement; Exhibit The Lease, as amended by this Fifth Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions The Lease, as so amended by this Fifth Amendment, may be amended only by an agreement in writing, signed by the parties hereto Any exhibit attached to this Fifth Amendment forms an integral part hereof and is hereby incorporated by reference

b   Binding Effect This Fifth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders

c   Broker Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent, or other person (collectively, “Broker’’) in connection with this Fifth Amendment and that no Broker brought about this transaction Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fifth Amendment

d   Ratification; Conflicts Except as amended and/or modified by this Fifth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fifth Amendment In the event of any conflict between the provisions of this Fifth Amendment and the provisions of the Lease, the provisions of this Fifth Amendment shall prevail Regardless of whether specifically amended by this Fifth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fifth Amendment

e    Counterparts/Electronic Signatures This Fifth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the US federal ESIGN Act of 2000, such as DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes Electronic signatures shall be deemed original signatures for purposes of this Fifth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures

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Copyright © 2012 Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment under seal as of the day and year first above written.

TENANT:

ADAPTIVE PHAGE THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Michael J. Orndorff
Name:	Michael J. Orndorff
Title:	CEO

☒ I hereby certify that the signature, name, and title above are my signature, name, and title.

LANDLORD:

ARE-708 QUINCE ORCHARD, LLC,
a Delaware limited liability company

By:	ARE-GP 708 Quince Orchard QRS CORP.,
a Maryland corporation, managing member

By:	/s/ William Barrett
Name:	William Barrett
Title:	Vice President - Real Estate Legal Affairs

Copyright © 2012 Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED

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